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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CINTAS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on October 14, 2003, at 10:00 a.m. Eastern Time at Cintas' Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to return your completed proxy card promptly in the enclosed envelope, or use one of the alternative voting methods described on the proxy card attachment.

Sincerely,

Richard T. Farmer
Chairman of the Board

September 9, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION

Time:	10:00 a.m., Eastern Time
Date:	October 14, 2003
Place:	Cintas Corporation Cintas Corporate Headquarters 6800 Cintas Boulevard Cincinnati, Ohio

Purpose:

  1.
  To establish the number of Directors to be elected at eight;

  2.
  To elect eight directors;

  3.
  To approve a Directors' Stock Option Plan;

  4.
  To vote on four shareholder proposals if properly presented;

  5.
  To conduct other business if properly raised.

Only shareholders of record on August 18, 2003 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying Proxy Card is September 9, 2003.

The vote of each shareholder is important. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card attachment sent to you.

Thomas E. Frooman
Vice President and Secretary – General Counsel

September 9, 2003

GENERAL INFORMATION

Who may vote

Shareholders of Cintas, recorded in our stock register on August 18, 2003, may vote at the meeting. As of that date, Cintas had 170,719,124 shares of Common Stock outstanding. Each share is entitled to one vote on each matter submitted to the shareholders at the annual meeting.

How to vote

You may vote in person at the meeting or by proxy. You may also vote by Internet or telephone using one of the methods described in the attachment to the proxy card. We recommend you vote by proxy even if you plan to attend the meeting. If desired, you can change your vote at the meeting.

How proxies work

Cintas' Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of setting the number of directors at eight and in favor of our director candidates.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Voting by proxy

All proxies properly signed will, unless a different choice is indicated, be voted "FOR" establishing the number of directors to be elected at eight, "FOR" the election of all nominees for Directors proposed by the Board of Directors, "FOR" approval of the Directors' Stock Option Plan and "AGAINST" each of the four shareholder proposals if properly presented.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Cintas' Secretary in writing at the address under "Questions?" on page 20.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

Approval of the proposal to establish the number of directors at eight requires the favorable vote of a majority of the votes cast. The director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of all other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

Only votes for or against a proposal count. Abstentions and broker nonvotes count for quorum purposes, but not for voting purposes. Broker nonvotes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.

Attending in person

Only shareholders, their proxy holders and Cintas' guests may attend the meeting.

ELECTION OF DIRECTORS
(Items 1 and 2 on the Proxy Card)

The Board of Directors oversees the management of Cintas' long-term strategic plans and exercises direct decision making authority in key areas, such as declaring dividends. Just as important, the Board chooses the CEO, sets the scope of his authority to manage Cintas' business day to day and evaluates his performance. The Board also reviews development and succession plans for Cintas' top executives.

Cintas' By-Laws require that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board presently consists of nine directors. The Board recommends that this number be set at eight.

The Board is nominating for director the following persons: Richard T. Farmer, Robert J. Kohlhepp, Scott D. Farmer, Paul R. Carter, Gerald V. Dirvin, Robert J. Herbold, Roger L. Howe and David C. Phillips. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

Five of our eight nominees meet present and proposed Nasdaq independence standards. Our Audit and Compensation Committees are composed solely of independent directors. All directors are elected for one-year terms. Personal information on each of our nominees is given below.

The Board met five times last year. Each of Cintas' directors attended over 75% of the aggregate of all meetings of the Board and committees of which they were a member.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following candidates:
Richard T. Farmer[1]&[4] 68
Richard T. Farmer has been with Cintas and its predecessors since 1957 and has served in his present position since 1968. Prior to August 1, 1995, Mr. Farmer also served as Chief Executive Officer. He is a Director of Fifth Third Bancorp and its subsidiary, The Fifth Third Bank, Cincinnati, Ohio.
Robert J. Kohlhepp[1] 59
Robert J. Kohlhepp has been a Director of Cintas since 1979. He has been employed by Cintas since 1967 serving in various executive capacities including Vice President – Finance until 1979 when he became Executive Vice President. He served in that capacity until October 23, 1984, when he was elected President, a position he held until July 1997. Mr. Kohlhepp became Chief Executive Officer on August 1, 1995, and served in that capacity until July 2003. He now serves as Vice Chairman of the Board and will work for the Company in strategic planning and investor relations. He is also a Director of Parker Hannifin Corporation, Cleveland, Ohio.
Scott D. Farmer[1] 44
Scott D. Farmer joined Cintas in 1981. He has held the positions of Vice President – National Account Division, Vice President – Marketing and Merchandising and Rental Division Group Vice President. In 1994, he was elected to the Board of Directors and in 1997, he was elected President and Chief Operating Officer. He was elected Chief Executive Officer in July 2003.

Paul R. Carter[2]&[4] 63
Paul R. Carter was elected a Director of Cintas in 2002. Mr. Carter formerly was a director of Wal-Mart, Inc. and its Chief Financial Officer. He retired as Executive Vice President of Wal-Mart, Inc. and President of Wal-Mart's real estate division effective January 31, 2003.
Gerald V. Dirvin2,[3]&[4] 66
Gerald V. Dirvin was elected a Director of Cintas in 1993. Mr. Dirvin joined The Procter & Gamble Company in 1959 and served in various management positions. He retired as Executive Vice President and Director of Procter & Gamble in 1994.
Robert J. Herbold[2]&[4] 61
Robert J. Herbold was elected a Director of Cintas in 2001. Mr. Herbold served as Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 until his retirement in the Spring of 2001. From 2001 until June 2003, he worked part time for Microsoft Corporation as Executive Vice President assisting in the government, industry and customer areas. Currently, he is the Managing Director of Herbold Group, LLC, a consulting firm. Mr. Herbold is also a Director of Weyerhaeuser Company, First Mutual Bank and Agilent Technologies, Inc.
Roger L. Howe2,[3]&[4] 68
Roger L. Howe has been a Director of Cintas since 1979. He was Chairman of the Board of U.S. Precision Lens, Inc., until his retirement in 1997. Mr. Howe held that position in the firm for over five years. Mr. Howe is a Director of Convergys Corporation.
David C. Phillips[4] 65
Mr. Phillips was with Arthur Andersen LLP for 32 years, in which he served in several Managing Partner leadership positions. After retiring from Arthur Andersen in 1994, he became Chief Executive Officer of Downtown Cincinnati, Inc., from which he retired in 1999 to work with Cincinnati Works, Inc., an organization dedicated to reducing the number of people living below the poverty level by assisting them to strive towards self-sufficiency through work and its financial consulting services. He is also a Director of Meridian Bioscience, Inc. and Summit Mutual Funds.

Ages are as of September 1, 2003.

Richard T. Farmer is the father of Scott D. Farmer.

        1        Member of the Executive Committee of the Board of Directors.

        2        Member of the Audit Committee of the Board of Directors.

        3        Member of the Compensation Committee of the Board of Directors.

        4        Member of the Nominating Committee of the Board of Directors.

DIRECTOR COMPENSATION

For fiscal 2003, Directors who are not employees of Cintas received a $14,000 annual retainer for serving as a Director plus $2,750 for each meeting attended. Committee members also received $1,200 for each committee meeting attended. Committee Chairmen received an additional fee of $3,000 per year. Each nonemployee Director was granted an option to purchase 1,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. Directors who are employees of Cintas are not separately compensated for serving as Directors.

Nonemployee directors may elect to defer all or part of these fees either into Cintas stock equivalents with dividends or into a deferred account that earns interest at a rate equal to one-year United States Treasury Bills. Deferred fees are payable in one to 120 monthly installments beginning in a month selected by the Director, but in no case later than the first month after the Director leaves the Board.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

The Audit Committee was composed of four independent directors during fiscal 2003. All members met Nasdaq independence standards. The Committee is governed by an Audit Committee Charter adopted by the Board of Directors. A current version of the Audit Committee Charter is attached as Annex B.

Committee members: Roger L. Howe (Chairman), Paul R. Carter, Gerald V. Dirvin and Robert J. Herbold.

Meetings last year: Three.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Cintas' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In July 2002, the Committee adopted a policy that limits the scope of consulting services that may be provided by the independent auditing firm that performs the Cintas annual audit. This policy draws a distinction between audit and nonaudit services, and prohibits the independent auditing firm from performing these nonaudit services. Cintas will not use its independent auditors to perform nonaudit related services such as nonfinancial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions. Audit related services that will be permitted include: 401(k) audits, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with due diligence audits.

The Committee has noted that it is not the practice of Cintas' executive officers to utilize the independent auditing firm for personal planning purposes.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Cintas' accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and Cintas including the matters in the written disclosures required by the Independence

Standards Board including Independence Standards Board Standard No. 1. The Committee concluded that the provision of these nonaudit services is compatible with maintaining the auditors' independence.

The Committee discussed with Cintas' independent auditors the overall scope and plan for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Cintas' internal controls, and the overall quality of Cintas' financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, which adopted the recommendation, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee appointed Ernst & Young LLP as independent auditors to audit the financial statements of Cintas' fiscal 2003. Fees billed for services in fiscal 2003 were:

Audit Fees	$315,000
Audit Related Services(1)	$283,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees(2)	$949,000

  (1)
  Audit related services include review of SEC registration statements, benefit plan audits and consultation on accounting standards or transactions.
  (2)
  All other fees consist of tax services.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE, Roger L. Howe (Chairman), Paul R. Carter, Gerald V. Dirvin and Robert J. Herbold.

The Compensation Committee is responsible for establishing compensation levels for management.

Committee members: Gerald V. Dirvin (Chairman), James J. Gardner and Roger L. Howe.

Meetings last year: One.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

Executive Compensation Policies

Cintas' executive compensation policies are designed to support the corporate objective of maximizing the long-term value of Cintas for its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes Cintas' long-term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase Cintas' Common Stock.

The Committee has established three primary components of Cintas' executive compensation plan. The three components are:

  •
  base compensation;

  •
  performance incentive compensation; and

  •
  stock-based performance compensation through stock option grants.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company, as well as the other executive officers listed in the compensation table will not be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 2003 compensation since compensation levels were not in excess of the amounts deductible under the law.

Base Compensation

The Committee annually reviews base salaries of executive officers. The factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and the overall performance of Cintas. The Committee's practice in establishing salary levels is based in part on salary levels of competitively comparable jobs and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer.

Based on the Committee's comparison of Cintas' overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are appropriate.

Performance Incentive Compensation

A performance incentive compensation component, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for Executive Officers based on a target level of earnings per share.

Stock Option Grants

Executive compensation to reward past performance and to motivate future performance is also provided through options granted under Cintas' Stock Option Plans. The purpose of each plan is to encourage executive officers to maintain a long-term stock ownership position in Cintas in order that their interests are aligned with those of Cintas' shareholders. The Committee, at its discretion, has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. An individual's stock option award is evaluated on a subjective basis and granted to the participant until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in Fiscal 2003 can be found under "Option Information."

Chief Executive Officer Compensation

The Committee established the base salary for Mr. Kohlhepp, Chief Executive Officer during 2003, primarily on a subjective evaluation of Cintas' prior year's financial results, past salary levels and compensation paid to other chief executive officers in Cintas' industry, as well as other U.S. based companies. Based on the Committee's comparison of Cintas' overall compensation level for Mr. Kohlhepp as a percent of revenue and net income to comparable companies, the Committee believes his overall compensation level is appropriate. The Committee also established a performance incentive bonus arrangement for Mr. Kohlhepp. Based on Cintas' belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement for fiscal 2003 on a target level of earnings per share. The program provided for no bonus if earnings per share did not increase 10% over the prior year's earnings per share of $1.36. The bonus potential ranged from 10% of base salary if earnings per share increased by $.15 over the prior year up to a maximum of 90% if earnings per share increased by $.34 over the prior year. Cintas did not meet the target level of earnings per share in fiscal 2003. As such, Mr. Kohlhepp did not receive a bonus.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, Gerald V. Dirvin (Chairman), James J. Gardner and Roger L. Howe

The Nominating Committee is responsible for considering persons for nomination as directors at each annual shareholders' meeting and to fill any Board vacancies that may arise between meetings. The Nominating Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of Cintas. The Nominating Committee was formed in July 2003 and met once, at which time it nominated the eight nominees for election as directors. The members of the Committee are Richard T. Farmer, Paul R. Carter, Gerald V. Dirvin, Robert J. Herbold, Roger L. Howe and David C. Phillips.

PRINCIPAL SHAREHOLDERS

The following person is the only shareholder known by Cintas to own beneficially 5% or more of its outstanding Common Stock as of August 18, 2003:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Richard T. Farmer[1]	32,865,005[2]	19.3%

  1
  The address of Richard T. Farmer is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

  2
  Includes 80,340 shares owned by Mr. Farmer's wife, 9,726,168 shares held in trust for Mr. Farmer's children, 92,925 shares owned by a corporation controlled by Mr. Farmer, and 16,906,994 shares held by a family partnership.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show how much Cintas Corporation Common Stock each Director and present executive officer of Cintas named in the summary compensation table owned on August 18, 2003.

		Common Stock Beneficially Owned(1)
Name and Age of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership		Percent of Class
Richard T. Farmer 68	Chairman of the Board	32,865,005	(2)	19.3%
Robert J. Kohlhepp 59	Vice Chairman of the Board	3,536,605	(3)	2.1%
Scott D. Farmer 44	President, Chief Executive Officer and Director	931,732	(4)	*
Paul R. Carter 63	Director	1,250		*
Gerald V. Dirvin 66	Director	31,575		*
James J. Gardner 70	Director	7,703,751	(5)	4.5%
Robert J. Herbold 61	Director	750		*
Roger L. Howe 68	Director	1,048,059	(6)	*
David C. Phillips 65	Director	—		*
William C. Gale 51	Senior Vice President and Chief Financial Officer	37,475		*
Thomas E. Frooman 36	Vice President and Secretary – General Counsel	—		*
All Directors and Executive Officers as a Group (12 persons)		46,202,011	(7)	27.1%

  Ages are as of September 1, 2003.

  * Less than 1%

  (1)
  Included in the amount of Common Stock beneficially owned are the following shares of Common Stock for options exercisable within 60 days: Mr. Kohlhepp – 144,000 shares; Mr. S. Farmer – 63,000 shares; Mr. Carter – 250 shares; Mr. Dirvin – 15,375 shares; Mr. Gale – 27,453 shares; Mr. Gardner – 2,250 shares; Mr. Herbold – 750 shares and Mr. Howe – 15,375 shares.

  (2)
  See Principal Shareholders on page 7.

  (3)
  Includes 444,300 shares held in trust for members of Mr. Kohlhepp's family, 176,016 shares held by a corporation that is controlled by Mr. Kohlhepp and 1,783,025 shares held by a family partnership.

  (4)
  Includes 337,350 shares held in trust for the benefit of Mr. Farmer's children, 4,038 shares owned by Mr. Farmer's wife and 83,880 shares held by a limited partnership.

  (5)
  Includes 1,702,940 shares owned by Mr. Gardner's wife, 1,472,060 shares held in trust for Mr. Gardner's children, 172,240 shares held by a charitable trust established by Mr. Gardner, 39,123 shares held by a corporation that is controlled by Mr. Gardner, 2,230,271 shares held by various limited partnerships and 2,084,867 shares held by GarFam Partners, LP in which Mr. Gardner and his spouse are limited partners.

  (6)
  Includes 161,472 shares owned by a limited partnership.

  (7)
  Includes options for 285,253 shares, which are exercisable within 60 days.

The following is a description of our other executive officers:

Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with Cintas. In March 1992, she was elected Treasurer of Cintas and was elected Vice President of Cintas in July 1997.

William C. Gale joined Cintas in April 1995 as Vice President-Finance and Chief Financial Officer. He also was appointed Senior Vice President in July 2003. He is responsible for finance, accounting, administration and acquisitions.

Thomas E. Frooman joined Cintas in December 2001 as Vice President and Secretary—General Counsel. From July 1997 through December 2001, Thomas E. Frooman was a member of the law firm Keating, Muething & Klekamp, P.L.L.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Cintas' executive officers, directors and persons who own more than ten percent of Cintas' Common Stock to file reports of ownership with the Commission and to furnish Cintas with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Cintas believes that during fiscal 2003 all filing requirements were met, except that options granted to the independent directors in connection with the 2002 Annual Meeting on October 25 were not reported until November 20, 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Shares Underlying Option Grants(#)	All Other Compen- sation($)(1)
Richard T. Farmer Chairman of the Board	2003 2002 2001	382,130 382,130 371,000	— — 79,765	82,455 105,184 63,429	(2) (2) (2)	— — —	8,340 55,378 105,607
Robert J. Kohlhepp Vice Chairman of the Board	2003 2002 2001	543,900 490,000 439,000	— — 167,200	67,511 61,725 —	(3) (3)	— — —	7,702 21,288 37,962
Scott D. Farmer President, Chief Executive Officer and Director	2003 2002 2001	499,500 450,000 379,000	— — 190,000	— — —		— 10,000 15,000	7,665 6,918 7,563
William C. Gale Senior Vice President and Chief Financial Officer	2003 2002 2001	288,600 260,000 240,000	— — 38,640	— — —		12,500 — 5,000	7,763 6,527 7,349
Thomas E. Frooman(4) Vice President and Secretary – General Counsel	2003 2002 2001	240,750 108,173 —	— — —	— — —		35,000 25,000 —	3,267 — —
Robert R. Buck(5) Senior Vice President and President – Uniform Rental Division	2003 2002 2001	384,000 346,688 328,000	— 69,721 242,520	— — —		— 6,000 —	7,732 6,904 7,547

  (1)
  Includes the actuarially projected current dollar value of the benefits to Messrs. R. Farmer and Kohlhepp and their spouses under a split-dollar life insurance plan. Cintas ceased making payments in fiscal 2003.

    The Cintas Partners' Plan is a noncontributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. Included above are the dollars contributed by Cintas pursuant to the Partners' Plan.

  (2)
  Represents compensation associated with the use of Cintas' aircraft ($53,989, $62,079 and $41,936 in 2003, 2002 and 2001, respectively), financial planning ($15,000, $30,000 and $10,000 in 2003, 2002 and 2001, respectively) and other expense reimbursements.

  (3)
  Represents compensation associated with the use of Cintas' aircraft ($44,809 and $27,480 in 2003 and 2002, respectively), financial planning ($11,250 and $22,500 in 2003 and 2002, respectively) and other expense reimbursements.

  (4)
  Mr. Frooman joined Cintas on December 3, 2001.

  (5)
  Mr. Buck resigned as an officer on January 8, 2003, under an arrangement which continued his salary until July 2, 2003.

OPTION INFORMATION

The following table sets forth information regarding stock options granted to the executives named in the Summary Compensation Table during fiscal 2003:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2003
			Exercise Price ($/Sh.)	Expiration Date
Name					5%	10%
Richard T. Farmer	—	N/A	N/A	N/A	N/A	N/A
Robert J. Kohlhepp	—	N/A	N/A	N/A	N/A	N/A
Scott D. Farmer	—	N/A	N/A	N/A	N/A	N/A
William C. Gale
Grant 1	5,000	..41%	41.65	7/22/12	130,967	331,897
Grant 2	7,500	..61%	33.57	2/28/13	158,340	401,265
Thomas E. Frooman
Grant 1	15,000	1.2%	41.65	7/22/12	392,902	995,691
Grant 2	20,000	1.6%	33.57	2/28/13	422,240	1,070,039
Robert R. Buck	7,500	..61%	41.65	7/22/12	196,451	497,845

The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 2003 and the value of in-the-money unexercised options held by them as of May 31, 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Unexercised Options at May 31, 2003		Value of Unexercised In- The-Money Options at May 31, 2003($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard T. Farmer	—	—	—	—	—	—
Robert J. Kohlhepp	30,000	991,101	108,000	87,000	2,607,157	1,707,063
Scott D. Farmer	30,000	901,926	37,800	128,200	707,355	1,328,412
William C. Gale	8,447	280,168	15,453	61,000	328,420	731,219
Thomas E. Frooman	—	—	—	60,000	—	69,000
Robert R. Buck	21,000	543,600	—	84,000	—	973,259

  (1)
  Value is calculated as the difference between the fair market value of the Common Stock on May 31, 2003 ($37.02 per share) and the exercise price of the options.

OTHER ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 3. 2003 Directors' Stock Option Plan

For several years, Cintas has compensated its independent directors in the form of cash and stock option grants. Cintas believes that utilization of these plans serves as an incentive to attract, retain and motivate its independent directors and, by encouraging their equity ownership in Cintas, aligns their interest more closely with shareholders. Each nonemployee director receives an option to purchase 1,000 shares upon each election to the Board, which amount is subject to change, from time to time, by the Board.

In order to continue this program, it is necessary for shareholders to approve a new 2003 Stock Option Plan. This Plan will provide 100,000 shares available for issuance. Shares would be issued to nonemployee directors at the time of election at a price per share based on the last closing sale price on the date of grant. On August 18, 2003, the closing sale price for Cintas on Nasdaq was $39.20 per share.

The Plan is administered by the Compensation Committee of the Board of Directors. The holder of an option must be serving as a director at the time the option is exercised. Options are granted for a ten-year term and vest in four equal annual installments commencing on the first anniversary of the date of grant. A person who ceases to be a director for any reason other than death, disability, retirement or removal for cause, may exercise the vested option at any time within three months after the date of cessation. Options may be exercised at any time during their term by directors who retire pursuant to Cintas' Mandatory Retirement Policy for Directors, or who dies, or who ceases to be a director by reason of disability. If the holder of an option becomes an employee, officer or director of, or a consultant to, an entity which the Compensation Committee determines is a competitor to Cintas, the option automatically terminates.

Directors receiving options incur no federal income tax liability at the time of grant. When the options are exercised, taxable income is recognized and Cintas receives a tax deduction to the extent of the difference between market price on the day of exercise and the exercise price.

Item 4. Shareholder Proposal No. 1

The American Federation of State, County and Municipal Employees, 1625 L Street, N.W., Washington, D.C. 20036, the record holder of an unspecified number of shares, but in excess of $2,000 worth of the Company's outstanding Common Stock, has advised us that it plans to present the following proposal:

  RESOLVED, that the shareholders of Cintas Corporation ("Cintas") urge the Board of Directors to adopt a policy that the cost of employee and director stock options be recognized in Cintas' income statement.

Supporting Statement

U.S. accounting principles allow companies to choose between two alternatives when accounting for fixed stock option awards like those made by Cintas to its officers and nonemployee directors: they can "expense" the awards, recognizing their cost in the income statement; or they can describe in a footnote in the annual report the effect of the awards on diluted earnings per share. Cintas has elected footnote disclosure rather than expensing.

We believe that expensing stock option awards more accurately reflects the costs of such awards to a company. Simply put, options are a form of non-cash compensation with value to the recipient and a cost to the company. In the words of Warren Buffett: "If stock options aren't a form of compensation, what are they? If compensation isn't an expense, what is it? And, if expenses shouldn't go into the calculation of earnings, where in the world do they go?"

The failure to expense stock options distorts reported earnings. According to the June 27, 2002 issue of the Analyst's Accounting Observer, the lack of expense recognition for options resulted in a 31% overstatement of the 2001 earnings of S&P 500 companies. Standard & Poor's recently began calculating a "core earnings" number in which the cost of options is treated as an expense.

We believe that voluntarily expensing stock options sends a signal to the market that a company is committed to transparency and corporate governance best practices. Recognizing this, 232 companies had announced their intention to expense stock options as of May 1, 2003, according to Bear, Stearns & Co.

Expensing fixed stock option awards will also eliminate a disincentive to award indexed options, which tie compensation more closely to company rather than market or industry performance and which must be expensed. The Conference Board's Commission on Public Trust and Private Enterprise recently recommended that companies be required to expense fixed option awards in order to level the playing field among forms of equity-based compensation.

Finally, we believe that not expensing stock options may lead to overuse by companies that see them as "free money." As Standard & Poor's put it in its recent report, "when something is significantly underpriced, it is often also substantially overconsumed."

We urge shareholders to vote FOR this proposal.

The Board of Directors recommends a vote against this proposal for the following reasons:

Presently, companies are authorized to treat options by not expensing them, but rather by describing in the financial statements, as Cintas has done consistently in the past, the results that would occur were the options actually expensed. This information is presented annually in the notes to the financial statements in Cintas' Annual Report to Shareholders, which accompanies this Proxy Statement. Note 1 of the fiscal 2003 Cintas Annual Report to Shareholders shows a $.02 per share difference between expensing and non-expensing options for Cintas for fiscal 2003.

The Board of Directors believes that the best approach for Cintas is to wait for the accounting regulatory authorities to provide final direction on the issue. Although a small number of companies have chosen to expense options, Cintas believes that most public companies are not currently expensing options. Accordingly, Cintas believes that a decision by it to expense options now would make it more difficult to compare operating results to other companies. The question of whether stock options should be expensed in the financial statements is under consideration by accounting authorities. The Board believes it would not be in the best interests of Cintas to change practices now and then possibly have to make a further change if any new requirements become effective.

Accordingly, the Board recommends a vote AGAINST this proposal.

Shareholder Proposal No. 2

The American Federation of Labor and Congress of Industrial Organizations, 815 16th Street, N.W., Washington, D.C. 2006, the owner of 100 shares of Common Stock of Cintas, has advised that it intends to introduce the following resolution:

  RESOLVED: the shareholders of Cintas Corporation (the "Company") urge the Board of Directors to establish a nominating committee composed solely of independent directors. For the purpose of this resolution, a director will not be considered independent if he or she is, or in the past five years has been:

  •
  employed by the Company or an affiliate in an executive capacity

  •
  an employee or owner of a firm that is one of the Company's or its affiliate's paid advisers or consultants;

  •
  employed by a significant customer or supplier;

  •
  party to a personal services contract with the Company, its chairman, CEO or other executive officer or any affiliate of the Company;

  •
  an employee, officer or director of a foundation, university or other non-profit organization that receives significant grants or endowments from the Company or one of its affiliates;

  •
  a relative of an executive of the Company or one of its affiliates;

  •
  part of an interlocking directorate in which the CEO or other executive officer of the Company serves on the board of another Company that employs the director.

Supporting Statement

A nominating committee performs the important task of seeking out, interviewing and ultimately recommending new director candidates that will stand for election by the shareholders. We believe that implementation of this resolution will strengthen the process by which director nominees are selected at our Company.

In the past, our Company has not had a nominating committee. Instead, the full Board of Directors has determined nominees. The Board of Directors currently includes three directors who are executives of the Company: Richard Farmer, Robert Kohlhepp, and Scott Farmer. Director James Gardner is a former executive of the Company.

Pending NASDAQ listing rules will require that director candidates be nominated by a majority of independent directors or by a nominating committee of independent directors. Under these proposed rules, an executive who owns 20 percent or more of the Company's common stock may serve on the nominating committee.

One of the primary responsibilities for the Board of Directors is to protect shareholders' interests by providing independent oversight of management. For this reason, we believe Company executives should not participate in the nomination of directors. It is our view that this proposal will help guarantee the independent selection of director candidates.

We believe that an independent nominating committee will promote greater management accountability to shareholders and lead to a more objective evaluation of Company executives. In our opinion, an independent nominating committee will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

For these reasons, please vote FOR this proposal.

The Board of Directors recommends a vote against this proposal for the following reasons:

Cintas' Common Stock is traded on the Nasdaq Stock Market. Nasdaq is proposing rules to require all its listed companies to have a nominating committee composed of three independent directors. Nasdaq has a proposed definition of independence for this purpose which differs from the one being proposed by the AFL-CIO. Since we anticipate the Nasdaq proposal will be adopted, we have formed a nominating committee which meets the present proposed Nasdaq definitions. That nominating committee nominated the persons who are being proposed for election as directors at this Annual Shareholders' Meeting.

Accordingly, the Board recommends a vote AGAINST this proposal.

Shareholder Proposal No. 3

The Trowel Trades S&P 500 Index Fund, the owner of 4,600 shares of Cintas' Common Stock, plans to introduce the following proposal:

  RESOLVED: That the shareholders of the Cintas Corporation ("Cintas" or the "Company") urge the Board of Directors (the "Board") to adopt a policy of nominating independent directors who, if elected by the shareholders, would constitute two-thirds of the Board. For purposes of this proposal, the term "Independent Director" shall require a director who has not been employed by the Company in an executive capacity.

Supporting Statement

Recent corporate scandals have focused attention on the issue of board independence. We believe that Cintas should structure the composition of the Board in a manner consistent with current corporate governance best practices. This proposal seeks to establish a level of independence that we believe will promote clear and objective decision-making in the best long-term interest of all shareholders. In our opinion, reconstituting the Board with a substantial majority of independent directors will bolster Cintas' corporate governance image at a time when investors are placing a premium on reform.

Many institutional investors and corporate governance experts have recommended that boards of directors be comprised of a substantial majority of independent directors. These include the National Association of Corporate Directors' Blue Ribbon Commission on Director Professionalism, the Council of Institutional Investors' Corporate Governance Policies, the California Public Employees Retirement System's U.S. Corporate Governance Core Principles And Guidelines, and the Teachers Insurance and Annuity Association – College Retirement Equities Fund's Policy Statement on Corporate Governance.

Leading business organizations have also supported requiring a substantial majority of independent directors. According to the Business Roundtable's Principles of Corporate Governance, "a substantial majority of directors of the board of a publicly owned corporation should be independent of management." The Conference Board's Commission on Public Trust and Private Enterprise states: "Boards must be composed of qualified individuals, a substantial majority of whom are free from disqualifying conflicts of interest."

In our view, a board of directors with a number of insiders can raise questions about whether the board is giving priority to management's interests at the expense of the shareholders. According to the 2002 Proxy Statement, five of Cintas' nine directors are current or former executives of the Company. Directors who have not served as Cintas executives only comprise of half of the Board, not the "substantial majority" called for by the above-mentioned groups. For this reason, the Cintas Board falls short of the level of independence proposed in this resolution.

For these reasons, we urge you to vote FOR this resolution.

The Board of Directors recommends a vote against this proposal for the following reasons:

Cintas' Board of Directors is presently composed of nine directors, five of whom meet current and proposed Nasdaq rules on independence. If adopted, the Nasdaq proposed rules will require all listed companies to have a majority of the Board composed of independent directors. Upon election of the proposed slate of directors, five of our eight directors will be independent.

Cintas is intent on moving toward a Board on which independent directors would constitute two-thirds or more of the total membership. However, it does not intend to reach that objective at the expense of compromising the quality of its directors. Cintas believes that the proposed Nasdaq rule requiring a majority of independent directors will provide assurances to investors while at the same time giving Cintas the opportunity to move toward its intended higher mix of independent directors in a careful and orderly manner.

Accordingly, the Board recommends a vote AGAINST this proposal.

Shareholder Proposal No. 4

Walden Asset Management, 40 Court Street, Boston, Massachusetts 02108, and Domini Social Investments LLC, 536 Broadway, 7th Floor, New York, New York 10012, the owners of 15,825 and 44,300 shares, respectively, of Cintas Common Stock, have jointly proposed the following resolution which they intend to introduce:

  Whereas,

  As investors we believe it is prudent for Cintas, a major global corporation, to act in an ethical and socially responsible manner. At present, Cintas operates plants or purchases products from a number of countries in addition to the United States. International operations and sourcing arrangements expose companies to a variety of risks. For example, human rights violations in the workplace can lead to the loss of brand value or costly litigation. This resolution seeks to minimize the risk of our company becoming a party to serious violations in the workplace.

  Demonstrating leadership in this area, many leading corporations, such as Pfizer, Coca-Cola, L.L. Bean, Nichole Miller, Gap, and General Motors, have established codes of conduct relating to their plants and vendors as well as independent monitoring programs in conjunction with local non-governmental organizations. Other companies have also endorsed global codes. The Global Compact, an initiative of the U.N. is based on nine human rights, environmental and labor principles, including free association, protection of human rights, abolition of child labor, and non-discrimination. Internally, over 700 companies are participating in the Compact, including Dupont, Nike, and Hewlett-Packard. Participants in the Fair Labor Association (FLA) include Liz Claiborne, addidas-Salomon, Levi Strauss & Co., Reebok, Patagonia, Polo Ralph Lauren, and Phillips Van Heusen. FLA focuses on the core labor standards of the International Labour Organization and companies commit to public disclosure, independent monitoring and remediation efforts. The FLA is also backed by over 175 colleges and universities that require their manufacturers to participate in the FLA licensee program.

  We believe that being a socially responsible corporation enhances brand value, reduces litigation costs, and increases a company's attractiveness to the institutional investor community. Respecting workers' rights to organize, and ensuring decent labor conditions for workers throughout the supply chain, are important aspects of social responsibility.

  We are aware that Cintas has an existing code of conduct, and that management works to abide by it. However, more is needed, particularly increased transparency and disclosure. Adopting a comprehensive code of conduct along with independent monitoring programs to evaluate compliance and ensure that Cintas products are not made under abusive labor conditions, is an important first step in improving Cintas' reputation regarding workers' rights. A code and clear implementation and monitoring plans combine to protect Cintas' reputation as a leader in its industry, its relationships with governments under which it operates, its relationships with customers, and enhances shareholder value.

  Resolved:

  Shareholders request that the Board of Directors prepare a report describing and evaluating Cintas' Code, monitoring systems, and compliance mechanisms for its factories, vendors, and buying agents in the countries where it sources. The report would include an assessment of company policies as they relate to worker health and safety, rights to organize, adequacy of paid wages and discrimination. The report, and recommendations for improvement, should be available to shareholders by April 2004. The report may omit proprietary information and be prepared at reasonable cost.

The Board of Directors recommends a vote against this proposal for the following reasons:

Cintas is fully committed to operating our business in accordance with high standards of business ethics and applicable law. Cintas has always sought to conduct its business in an ethical manner in all countries in which it operates or which serve as sources of supplies. Cintas expects its vendors to subscribe to similar principles in conducting their business operations, recognizing that other countries have different cultural and legal environments than are found in the United States. Cintas expects that any vendors who want to do business with Cintas maintain similar standards and, among other things, comply with applicable laws regarding illegal shipment of products, cooperate in drug interdiction activities, and establish compensation systems that pay at least the legal minimum wage or industry standards, whichever is greater. It also expects its vendors not to use child labor, forced labor or prison labor or to discriminate in the establishment of their workforces. Cintas also expects its vendors will provide safe, healthy environments for their employees in the workplace.

Cintas believes that its present policies of dealing with vendors in this area have been successful and that in these circumstances the requiring the preparation of a special report is not necessary and would involve an unnecessary expenditure of corporate funds. Cintas' Code of Conduct for Vendors may be found on our website at www.cintas.com. We recognize that it does not contain all of the elements that the proponents are advocating, but we believe it fits our present circumstances and will make appropriate changes to meet changing conditions and circumstances.

Accordingly, the Board recommends a vote AGAINST this proposal.

COMMON STOCK PERFORMANCE GRAPH

The following graph summarizes the cumulative return on $100 invested in Cintas' Common Stock, the S&P 500 Stock Index and the common stocks of the three largest publicly traded companies engaged primarily in the uniform related industry determined by net assets at year end (the "Peer Index"). The companies included in the Peer Index are Aramark Corporation, G & K Services, Inc. and UniFirst Corporation. The Peer Index substitutes Aramark Corporation for Angelica Corporation, which had been included in the Peer Index from 1993 to 2001, because Angelica Corporation sold substantially all of its uniform related businesses which occurred on or about April 19, 2002, and, therefore, is no longer in the line of business for which it was initially included. Aramark Corporation satisfied our Peer Index criteria when it became one of the three largest publicly traded uniform companies after the consummation of its public offering of securities, which occurred, on or about December 11, 2001.

Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies in the Peer Index are not the same as those considered by the Compensation Committee.

TOTAL SHAREHOLDER RETURNS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

PROPOSALS FOR NEXT YEAR

Shareholders who desire to have proposals included in the Notice for the 2004 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before May 12, 2004.

The form of Proxy for Cintas' Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Cintas' Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2004 Shareholders' Meeting, it must be received prior to July 25, 2004.

Cintas' Bylaws requires that items of new business and nominees for director be presented at least 15 days prior to the date of the meeting.

OTHER MATTERS

Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

    Thomas E. Frooman
    Vice President and Secretary – General Counsel
    6800 Cintas Boulevard
    P. O. Box 625737
    Cincinnati, Ohio 45262-5737

or call (513) 459-1200.

For information about your record holding call the Computershare Investor Services at 1-888-294-8217. We also invite you to visit Cintas' Internet site at www.Cintas.com. Internet site materials are for your general information and are not part of this proxy solicitation.

CINTAS CORPORATION
2003 DIRECTORS' STOCK OPTION PLAN

        The purpose of this 2003 Directors' Stock Option Plan is to advance the interests of Cintas Corporation and its shareholders by affording nonemployee members of the Company's Board of Directors an opportunity to increase their proprietary interest in the Company through the grant of options to purchase Common Stock of Cintas. Cintas believes that this Plan will benefit Cintas by serving as an incentive to the attraction, retention and motivation of its nonemployee directors.

        1.    Effective Date of the Plan.    This Plan shall become effective at such time as it is approved by shareholders at the 2003 Annual Meeting of Shareholders of the Company.

        2.    Shares Subject to the Plan.    The shares to be issued upon the exercise of the options granted under the Plan shall be shares of Common Stock, no par value, of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. No shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan.

        Subject to the provisions of Section 4, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 100,000 shares.

        3.    Administration.    The Plan shall be administered by the Compensation Committee of the Board of Directors, members of which may also be eligible to participate in the Plan.

        Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of such option agreements, consistent with this Plan. Such agreements need not be uniform.

        4.    Adjustments to Common Stock and Option Price.

          4.1  In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, split-ups, recapitalizations, combinations or exchanges, the number and class of shares of Common Stock authorized to be the subject of options under this Plan and the number and class of shares of Common Stock and option price for each option which is outstanding under the Plan shall be correspondingly adjusted by the Committee.

          4.2  The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

          4.3  In the event of the dissolution or liquidation of the Company or any merger, consolidation, exchange, combination or other transaction in which the Company is not the surviving corporation or in which the outstanding shares of Common Stock of the Company are converted into cash, other securities or other property, each outstanding option issued hereunder shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the option as to all or any part of the option for which it is exercisable at the time of such notice.

        5.    Eligible Directors; Grant of Options.    An Eligible Director shall be each director of the Company, now serving as a director or elected hereafter, who is not also an employee of the Company.

        Each Eligible Director elected as such at the 2003 Annual Meeting of Shareholders shall be granted an option for the purchase of 1,000 shares of Common Stock and, upon each subsequent election as a director, another option for 1,000 shares. Persons who become Eligible Directors after the effective date of the Plan shall be granted an option for 1,000 shares as a result of their election, whether by shareholders or directors, and upon each subsequent election as a director, another option for 1,000 shares. All grants shall be made on the date of the event giving rise to the option. Such grants shall continue until the number of shares provided for in this Plan in Section 2 are exhausted.

        6.    Price.    The purchase price of the shares of Common Stock which may be acquired pursuant to the exercise of any option granted pursuant to the Plan shall be the last closing sale price reported on the date of grant ("Option Price").

        7.    Period of Option.    The term of each option shall be ten years from the date of grant. Subject to the provisions of Section 3, each option shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant of the option. This right of exercise shall be cumulative and shall be exercisable in whole or in part.

        8.    Exercise of Options.    An option may be exercised by an Eligible Director as to all or part of the shares covered thereby by giving written notice to the Company at its principal office, directed to the attention of its Chief Financial Officer, accompanied by payment of the Option Price in full for shares being purchased. The payment of the Option Price shall be in cash or such other method of payment as may be determined by the Committee.

        9.    Conditions of Exercise.    Except as provided below, the holder of an option must be serving as an Eligible Director at the time the option is exercised. An optionee who ceases to be an Eligible Director for any reason other than death, disability, retirement or removal for cause, may exercise the option at any time within three months after the date of cessation, but only during the ten year option period and only to the extent that the option holder was entitled to exercise the option at the time of such cessation.

        Options may be exercised at any time during their ten year option period by a director who retires pursuant to the Company's mandatory retirement policy for directors or who dies or who ceases to be an Eligible Director by reason of disability, but, in any such case, only to the extent that the optionee was entitled to exercise the option at the date of cessation of service as a director. "Disability" is a condition which causes the director to be unable, by reason of any medically determinable physical or mental impairment expected to last for at least 12 months, to engage in essential activities required by a director.

        An option held by an Eligible Director who is removed for cause shall terminate immediately upon removal as a director.

        The Committee, at its sole discretion, may permit particular holders of options to exercise an option to a greater extent than provided herein.

        10.    Nontransferability of Options.    No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised during the lifetime of the holder only by him. Notwithstanding the above, the Committee may establish or modify the terms of an Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Option shall not be exercisable for a period of six months following the action of the Committee.

        11.    Rights as a Stockholder.    The holder of an option shall not have any of the rights of a stockholder of the Company with respect to the shares subject to an option until a certificate or certificates for such shares shall have been issued upon the exercise of the option.

        12.    Amendment and Termination.

          12.1    The Plan shall terminate ten years after its effective date and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to the terms and conditions of the Plan. The Board of Directors of the Company at any time prior to that date may terminate the Plan or make such amendments to it as the Board of Directors shall deem advisable; provided, however, that except as provided in Section 4, the Board of Directors may not, without shareholder approval, increase the maximum number of shares as to which options may be granted under the Plan or change the class of persons eligible to receive options under the Plan. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate his or her option or materially and adversely affect rights under the option.

          12.2    This Plan may not be amended more than once every six months other than to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

        13.    Automatic Termination of Option.    Notwithstanding anything contained herein to the contrary, if at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such option shall automatically terminate as of the date such conflicting relationship was established regardless of whether such option is exercisable in whole or in part at such time.

CINTAS CORPORATION
AUDIT COMMITTEE CHARTER

Organization

The Audit Committee of the Board of Directors shall be comprised of three or more directors who satisfy the independence and financial literacy requirements prescribed by the NASD and Section 10A of the Securities Exchange Act, as amended by the Sarbanes-Oxley Act of 2002. At least one member shall be a financial expert as defined under the United States Securities and Exchange Commission rules promulgated pursuant to § 407 of the Sarbanes-Oxley Act of 2002.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Board of Directors, the independent auditors, and the financial management of the Company.

Authority

In carrying out its responsibilities, the Audit Committee may conduct whatever inquiries relating to the Company's financial affairs, records, accounts, reports or activities as the Audit Committee in its discretion deems desirable or as the Board of Directors may from time to time request.

The Audit Committee will be provided free and open access to the Company's independent auditors and the Company's internal auditing, financial management and legal counsel staffs, and any other personnel required by the Audit Committee, in order for the Audit Committee to review or investigate any matters which the Audit Committee in its discretion considers appropriate for inquiry. The Audit Committee may also employ, at the Company's expense, any outside experts, legal counsel, accountants or other personnel deemed by the Audit Committee in its collective judgment to be reasonably necessary, and in the best interest of the Company and its shareholders, to enable the Audit Committee to perform its duties and satisfy its responsibilities.

Responsibilities

  •
  Review and reassess this Charter on an annual basis.

  •
  Select the Company's independent auditors to conduct the annual audit of the Company's consolidated financial statements and establish the auditors' compensation. Evaluate and, where appropriate, replace the independent auditors. Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee, as the shareholders' representatives.

  •
  Pre-approve, all audit and non-audit services and their accompanying fees to be performed by the Company's independent auditors. The Audit Committee may delegate this function to a Committee member between meetings with a reporting obligation to the Committee.

  •
  Ensure disclosure in the Company's periodic reports filed with the SEC, any non-audit services approved to be performed by the Company's independent auditors.

  •
  Review most recent report of the Public Company Accounting Oversight Board of its examination of the Company's independent auditor.

  •
  Ensure that lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the procedures to be utilized.

  •
  At least annually, review a report from the auditing firm as to all critical accounting policies and practices, alternative treatments with financial information within GAAP discussed with management, ramifications of the use of alternative disclosures, a treatment preferred by the auditing firm in each instance, management letters and other communications.

  •
  Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

  •
  Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

  •
  Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to monitor and control such risks to the Company.

  •
  The Chairman of the Audit Committee shall review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to understand the findings and opinions as to disclosure and content of the financial statements.

  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.

  •
  Report the results of the annual audit to the Board of Directors and any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the internal audit function.

  •
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Discuss with the independent auditor any disclosed relationship or services that may impact the objectivity and independence of the auditor.

  •
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including any deficiencies in internal controls, fraud, illegal acts,

    management judgments and estimates, audit adjustments, audit difficulties, and the independent auditors' judgments about the quality of the Company's accounting practices.

  •
  Discuss the matters discussed at each Audit Committee meeting with the Board of Directors.

  •
  Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes how the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

  •
  Review and approve all related-party transactions.

  •
  Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  •
  Determine whether the provision of non-audit services by the independent accountants is compatible with their independence.

  •
  Recommend to the Company whether the audited financial statements should be included in the annual Form 10-K for submission to the Securities and Exchange Commission.

  •
  Review the process utilized by management in presenting certifications as to the financial statements to the Securities and Exchange Commission.

  •
  Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and request from the independent public accountant and review a report as to all loans or extensions of credit by the Company to its officers.

+
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T
[BAR CODE]
[BAR CODE]
	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Proposals	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4, 5, 6 AND 7.

		For	Against	Abstain			For	Against	Abstain
1.	Authority to establish the number of Directors to be elected at the Meeting at eight.	☐	☐	☐	3.	Approval of Directors' stock option plan.	☐	☐	☐
2.	Authority to elect eight nominees listed below.	For	Withhold				For	Against	Abstain
	01 - Richard T. Farmer	☐	☐		4.	Proposal to adopt a policy of expensing the cost of stock options in Cintas' income statement.	☐	☐	☐
	02 - Robert J. Kohlhepp	☐	☐				For	Against	Abstain
	03 - Scott D. Farmer	☐	☐		5.	Proposal to establish a nominating committee composed of independent members as defined in the proposal.	☐	☐	☐
	04 - Paul R. Carter	☐	☐				For	Against	Abstain
	05 - Gerald V. Dirvin	☐	☐		6.	Proposal to adopt a policy of nominating independent directors who, if elected, would constitute two-thirds of the Board.	☐	☐	☐
	06 - Robert J. Herbold	☐	☐				For	Against	Abstain
	07 - Roger L. Howe	☐	☐		7.	Proposal to issue a report on Cintas' code of conduct for vendors and other workplace policies.	☐	☐	☐
	08 - David C. Phillips	☐	☐		8.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

B    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /
☐	1 U P X H H H P P P P	0024182 +

001CD40001                        00AIIC

Proxy - Cintas Corporation

6800 Cintas Blvd., P.O. Box 625737, Cincinnati, Ohio 45262-5737

The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 14, 2003, at 10:00 a.m. (Eastern Time) at the Company's Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio and at any adjournment of such Meeting as specified below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AGAINST PROPOSALS 4, 5, 6 AND 7.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)			To vote using the Internet
•	Call toll free 1-888-583-6246 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.		•	Enter the information requested on your computer screen and follow the simple instructions.
•	Follow the simple recorded instructions.
	Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
	Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER C0123456789			PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Eastern Time, on October 14, 2003.
THANK YOU FOR VOTING

                                      00AIJB

QuickLinks

  GENERAL INFORMATION
  ELECTION OF DIRECTORS
  DIRECTOR COMPENSATION
  BOARD COMMITTEES
  AUDIT COMMITTEE REPORT
  COMPENSATION COMMITTEE REPORT
  PRINCIPAL SHAREHOLDERS
  DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUMMARY COMPENSATION TABLE
OPTION INFORMATION
  OTHER ITEMS TO BE VOTED ON BY SHAREHOLDERS
  PERFORMANCE GRAPH
  QUESTIONS?
CINTAS CORPORATION 2003 DIRECTORS' STOCK OPTION PLAN
CINTAS CORPORATION AUDIT COMMITTEE CHARTER